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                                                           Exhibit 10.3

                                                           CONTRACT No. IFN9301C


                  SUPPLY AGREEMENT FOR TRANSMISSION EQUIPMENT
                                    BETWEEN
                           INTERSTATE FIBERNET, INC.
                                      AND
                             NORTHERN TELECOM INC.


This is an agreement ("Agreement") by and between Interstate FiberNet, Inc. a Delaware corporation with offices at 910 First Avenue, West Point, Georgia 31833, ("Buyer") and Northern Telecom Inc., a Delaware corporation with offices located at 5550 Triangle Parkway, Norcross, Georgia 30092 ("Seller").

WITNESSETH that the parties hereto hereby agree as follows:

1.   SCOPE

     1.1 This Agreement sets forth the terms and conditions applicable to the purchase by Buyer for itself and on behalf of its affiliates located in Exhibit E ("Affiliates") and the sale by Seller of Seller's equipment listed in Exhibit A ("Equipment"), any associated engineering, installation or other services Seller has agreed to perform ("Services"), and the licensing of any software ("Software"), as subsequently defined herein and furnished in connection with the Equipment.

     1.2 Exhibit A may, by written agreement of Buyer and Seller, be amended from time to time to add or delete transmission products offered for sale by Seller, and/or to incorporate therein enhancements or new features introduced in Equipment by Seller.

2.   TERMS

     This Agreement shall be effective on the date last signed, shall remain in effect through December 31, 1995 ("Term"). This Agreement may be extended for one or more successive periods by mutual written agreement of Buyer and Seller.

3.   EXHIBITS

     The following Exhibits, attached hereto, are an integral part of this Agreement and are incorporated herein by reference:
          Exhibit A - Description of Equipment and Prices
          Exhibit B - Delivery Intervals
          Exhibit C - Buyer's Obligations
          Exhibit D - Technical Support
          Exhibit E - Affiliates

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                                                           CONTRACT NO. IFN9301C

4.   ORDERING

     4.1 During the Term of this Agreement and subject to the terms and conditions contained herein, Buyer commits to purchase and take delivery of Equipment having a minimum total price of Five Million Dollars ($5,000,000.00) ("Total Commitment"). Buyer shall issue a purchase order ("Purchase Order"), for the Equipment in accordance with the following:

          a) Upon signing this Agreement, Buyer shall issue a binding Purchase Order in a minimum amount equal to the Total Commitment.

          b) Buyer shall, from time to time, issue release orders ("Release Orders"), to Seller. Each Release Order shall state the required quantities and types of Equipment, any Services required and the requested dates of Equipment delivery and the commencement dates of any Services is to perform.

     4.2 In order to permit Seller to meet delivery requirements, Buyer shall issue a non-binding forecast showing the specific types and quantities of Equipment to be released throughout the Term of this Agreement. Buyer shall update such forecast each six (6) months.

     4.3 The Purchase Order and all Release Orders issued by Buyer hereunder and accepted in writing by Seller shall be deemed to incorporate and be governed solely by the terms and conditions set forth in this Agreement. Any printed terms and conditions contained on the front or back side of any Purchase Order, Release Order or Seller's acknowledgment shall be deemed deleted and of no force or effect. Any typed and/or written terms and conditions contained in the Purchase Order, Release Order or Seller's acknowledgment shall be for administrative or information purposes only i.e., to identify the
                                                      ----
          scope of the Purchase Order or Release Order, the types and quantities of Equipment, any Services to be supplied, any other equipment covered by the Purchase Order or Release Order, line item prices and total price, delivery and any other such information, all in accordance with the provisions of this Agreement.

     4.4 All Release Orders shall specify whether Seller is to (a) furnish the Equipment without engineering or installation Services ("FO Orders"),
          (b) furnish the Equipment with engineering services only ("E&F Orders"), or (c) furnish the Equipment with engineering and installation Services ("EF&I Orders"). With respect to E&F Orders and EF&I Orders, the specific engineering and/or installation Services to be
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          performed by Seller shall be as more fully described in the applicable
          Release order.

     4.5 All Release Orders issued hereunder by Buyer are subject to written acceptance by Seller within fifteen (15) days from Seller's receipt of a Release Order. If a Release Order is not so accepted within such fifteen (15) day period, such Release Order shall be deemed to be not accepted and neither Buyer or Seller shall have any further obligation with respect thereto except for Buyer's obligation to fulfill the requirements of the Total Commitment.

     4.6 Any requested change to a Release Order initiated by Buyer, after Seller's acceptance of the Release Order, and any resulting adjustments to prices, schedule and/or other requirements of the Release Order shall be mutually agreed upon and subsequently detailed in a written change to the Release Order ("Change Order"), referencing the affected Release Order and executed by authorized representatives of Buyer and Seller. Any adjustment to the prices for Equipment and charges for any Services, as applicable, in a Change Order shall be based on those Equipment prices set forth in Exhibit A and Seller's then current charges for Services. In the event that the Change Order affects work already performed, the adjustment of the Release Order price shall include reasonable charges incurred by Seller related to such work. Seller shall at Buyer's request, substantiate such costs. No such changes shall be performed until a Change Order has been executed by Seller and Buyer as described above.

5.   PRICES

     5.1 Equipment prices applicable to Orders and Release Orders for Equipment issued and accepted hereunder shall be Seller's prices set forth in Exhibit A. Such prices are based on cash sales and contain no provision for financing by Northern Telecom Finance Corporation ("NTFC") or Communications Credit Corporation ("CCC"). Buyer shall not enter into any finance agreement with NTFC or CCC for Equipment purchased hereunder without prior written approval of Seller.

     5.2 The prices for engineering, installation and/or system line-up and testing ("SLAT") Services performed by Seller with respect to an E&F or EF&I Release Order issued and accepted hereunder shall be as quoted by Seller and agreed to by Buyer prior to issuance of the applicable Release Order. Additional expenses incurred by Seller in the performance of its Services which result from errors or omissions in information provided by Buyer shall be billable to Buyer. Buyer shall be advised by Seller as soon as practicable when such additional expenses are




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                                                         CONTRACT NO. IFN9301C


          incurred. Seller shall, at Buyer's request, substantiate all such increases.

     5.4 The prices of imported Equipment, if any, set forth in Exhibit A, include any applicable U.S. import duties and customs charges.

     5.5 The prices shown in Exhibit A are FOB Seller's plant. Seller will prepay freight charges for the Equipment shipped from Seller's factory to Buyer and invoice Buyer at cost. These Charges will appear as separate line items on the invoice.

     5.6 Equipment prices and charges for any Services set forth in Exhibit A do not include Federal manufacturer's and retailer's excise tax, state or local sales and/or use taxes, nor any federal, state or local taxes of a similar nature. All such taxes, if applicable to payable by Seller in connection with its performance under this Agreement, shall be billed to and paid by Buyer as in accordance with Section 6.

     5.7 Until the total price specified in each Release Order is paid to Seller by Buyer, Seller shall retain and Buyer hereby grants to Seller a purchase money security interest in the Equipment covered that Release Order. Buyer shall cooperate with Seller in perfecting such interest. Prior to the time any Equipment is paid for in full to Seller, Buyer shall not sell or lease such Equipment or allow any liens or encumbrances to attach to any Equipment without prior written permission of Seller.

6.   TAXES

     6.1 Buyer shall promptly reimburse Seller, upon demand, or shall pay directly, if so requested by Seller, all taxes and charges imposed by any federal, state, or local governmental or taxing authority, relating to the purchase, ownership, possession, use, operation or relocation of Equipment purchased, excluding, however, all taxes computed upon the net income of Seller.

     6.2 In the event Buyer disputes the taxes billed on any invoice then, upon Buyer's written request, the parties shall consult with respect to the basis and the rates upon which Seller shall pay any taxes for which Buyer is obligated to reimburse Seller under this Agreement. If Buyer determines that in its opinion any such taxes are not payable or should be paid less than the full rate or amount of tax billed, Buyer will promptly notify Seller in writing within thirty (30) days from the date of the disputed invoice by certified mail. Buyer will pay to Seller the total amount of taxes both disputed and undisputed which federal, state or local taxing authorities, deem payable.


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                                                         CONTRACT NO. IFN9301C


     6.3 In the event disputed taxes have been paid by Seller to a taxing authority and Buyer elects to seek a refund, Seller will then assign its rights of refund to Buyer so that Buyer may petition the taxing jurisdiction for any refunds Buyer may establish as appropriate. If rights of refund cannot be assigned to Buyer, Seller will file the claim for a refund on Buyer's behalf. Buyer will be responsible for providing any required documentation that will accompany the claim for refund and such information should be submitted to Seller for submission to the applicable taxing jurisdiction.

     6.4 Buyer agrees to pay and hold Seller and its affiliates harmless from and against any penalties, interest, audit assessments or any other type of assessment imposed by any taxing jurisdiction, related to taxes reimbursable under this Agreement.

     6.5 In the event any taxing authority advises Seller that it intends to audit Seller with respect to any disputed taxes for which Buyer is obligated to reimburse Seller under this Agreement, Seller shall provide Buyer with written notice of such audit and keep Buyer informed as to the progress of the audit. Seller will allow Buyer, sixty (60) days from the date of Seller's written notice to Buyer to present to the taxing authority any information that may defend Buyer's position.

7.   DELIVERY

     7.1 Risk of loss or damage to Equipment contained in each shipment shall pass to Buyer upon delivery thereof to a carrier at Seller's manufacturing plant. With respect to Equipment ordered on an EF&I basis, Seller shall at its expense, remedy any damage to such Equipment when such damage is caused by the negligence or willful misconduct of Seller's personnel during installation and SLAT. Title to Equipment supplied hereunder, excluding Software, shall vest in Buyer upon full payment thereof by Buyer.

     7.2 The normal delivery intervals applicable to Equipment furnished hereunder shall be those intervals shown in Exhibit B however, Seller's only obligation shall be to meet delivery dates set forth in an accepted Release Order. If Seller, prior to acceptance of a Release Order, advises Buyer that it cannot meet a delivery date requested in the Release Order, both parties will negotiate a revised date prior to Seller's acceptance of the Release Order. The installation and SLAT intervals applicable to each EF&I Release Order shall be quoted by Seller and agreed to by Buyer prior to issuance of such Release Order.

     7.3 In the event of a delay in delivery of Equipment, which is the subject of an accepted Release Order, beyond the date agreed upon in such

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                                                           CONTRACT NO. IFN9301C

          Release Order and such delay is not excused under the provisions of
          Section 13 hereof, then upon Buyer's request, shipment of the delayed Equipment when ready to ship shall be made specifying priority transportation, and, in such circumstances, the amount by which the cost of such priority transportation exceeds the cost of transportation that would have been payable by Buyer pursuant to
          Section 5.5 shall be borne by Seller.

8.   PAYMENT

     8.1 Seller shall invoice Buyer upon shipment of the Equipment and Buyer shall pay to Seller the price of each shipment of Equipment (including any freight and/or insurance prepaid by Seller) within thirty (30) days from the date of invoice. Charges for Services rendered hereunder shall be invoiced at the completion of such Services, and paid by Buyer within thirty (30) days from date of Seller's invoice Therefor.

     8.2 Overdue payments may, at Seller's sole discretion, be subject to interest charges, calculated daily from the due date, at one and one half percent (1 1/2%) per month or such lesser rate as may be the maximum permissible rate under applicable law.

9.   TECHNICAL SPECIFICATIONS

     9.1 The technical specifications applicable to Equipment supplied hereunder shall be Seller's standard published performance specifications for such Equipment which are hereby incorporated herein by reference, as such specifications may be amended from time to time by Seller ("Specifications").

     9.2 The current S/DMS TransportNode Equipment is compliant with SONET Phase II standards. During the Term of the Agreement, Seller is committed to evolve its S/DMS TransportNode Equipment to comply with emerging SONET standards.

10.  SOFTWARE LICENSE

     10.1 Software licensed under this Agreement is defined as computer programs contained on a magnetic tape, disc, semiconductor device or other memory device or system memory consisting of (a) hard wired logic instructions which manipulate data in the central processor and control input-output operations and error diagnostic and recovery routine, (b) instruction sequences in machine-readable code that control call processing, or other operating functions, peripheral equipment or administration and maintenance functions and (c)


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                                                         CONTRACT NO. IFN9301C

          associated documentation used to describe, maintain and use the programs.

     10.2 Upon Buyer's payment of the applicable Right to Use Fees or Software License Fees, if any, Buyer, or its Affiliate as appropriate, is hereby granted a perpetual, non-exclusive, paid-up license to use the version of the Software furnished. Buyer, or its Affiliate as appropriate, is granted no title or ownership rights to the Software, such rights shall remain in Seller or Seller's suppliers as appropriate. Seller may, from time to time, issue updates to the Software and, upon Buyer's payment of applicable Right to Use Fees or Software License Fees, if any, shall license these updates to Buyer, or its Affiliate as appropriate. Seller shall classify such updates as either: 1) Incremental Software Upgrades ("ISU's"), designed to correct any nonconformance to the applicable Software specifications or 2) enhancements which will provide additional features. Updates to Software classified, as ISU's by Seller will be provided at no cost to Buyer, or its Affiliate as appropriate. Updates classified as enhancements, which will be used by Buyer, or its Affiliate as appropriate, in its operations shall be made available to Buyer on a billable basis. In the event Seller determines that the update includes both corrections and enhancements which will be used by Buyer, or its Affiliate as appropriate, in its operations, such update shall be made available to Buyer, or its Affiliate as appropriate. If Buyer, or its Affiliate as appropriate, elects to receive the update, Seller shall invoice Buyer only for the amount determined by Seller to be attributed to the enhancements contained in such update.

     10.3 Buyer agrees that the Software, including without limitation, any additional or modified Software which operates the Equipment, shall, as between the parties hereto be treated as the exclusive property of Seller or Seller's suppliers, as appropriate, and as proprietary and a TRADE SECRET of Seller or Seller's suppliers, as appropriate, and Buyer shall:

          a) hold the Software (including any methods or concepts utilized therein) in confidence for the benefit of Seller or Seller's suppliers as appropriate;

          b) utilize the Software (including any methods or concepts utilized thereof) solely in conjunction with the Equipment;

          c) not duplicate, copy, or modify the Software in whole or in part except solely for backup or archival purposes;

          d)   not decompile or attempt to reverse engineer the Software;


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          e) forthwith return to Seller any Software component and/or documentation which has been replaced, modified, or updated.

     10.4 Buyer, or its Affiliate as appropriate, and any successor to Buyer's, or its Affiliate's, title in the Equipment shall have the right without further consent of Seller (a) to assign this license to any other party who acquires legal title to the Equipment, and (b) to sublicense the rights herein granted to any other party who subsequently acquires the right to use the Equipment, provided that any such other party (either assignee or sublicensee) prior to the transfer of the Software, agrees in a writing addressed to Seller to abide by the terms and conditions of this license.

     105. The obligations of Buyer under this Software license shall survive the termination of this Agreement, regardless of the cause termination.

11.  BUYER'S OBLIGATIONS

     In order to enable Seller to perform its obligations pursuant to E&F Release Orders to EF&I Release Orders, Buyer agrees to fulfill Buyer's obligations set forth in Exhibit C and any additional obligations that may be mutually agreed between Buyer and Seller in relation to a Specific Release Order.

12.  ACCEPTANCE

     12.1 With respect to Equipment ordered on a FO or E&F basis, Buyer's acceptance of the Equipment shall be deemed to have taken place at Seller's factory upon completion by Seller of its standard factory test as evidenced by the test results showing that Equipment meets the applicable performance parameters set forth in the applicable Specifications.

     12.2 With respect to Equipment ordered on an EF&I basis, Buyer's acceptance of the Equipment shall take place, or be deemed to have taken place, upon Seller's completion of the installation and SLAT Services, which Seller agreed to perform in a Release Order. Such Services shall be performed in accordance with Seller's standard procedures and practices, as evidenced by the test results showing that the Equipment meets the applicable performance parameters set forth in the Specifications. Such acceptance shall not be withheld or postponed due to:

          a) performance deficiencies of the Equipment or any other equipment with which such Equipment is used or operated resulting from causes not attributable to Seller, such as but not limited to (i) incompleteness or inaccuracy of information

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               provided by Buyer, (ii) inadequacy or deficiencies of equipment, facilities or services not provided by Seller which are tested in conjunction with Equipment, or (iii) other conditions, external to the Equipment provided by Seller, which are beyond the specified limits and are used by Seller in performance calculations which may be submitted in Seller's quotation; and spurious outputs from adjacent equipment. Seller shall, at Buyer's expense, assist Buyer in the elimination or minimization of such deficiencies; or

          (b) minor deficiencies of shortages, attributable to Seller, of a nature that would not prevent commercial operation of the Equipment; Seller shall, however, at its expense, take prompt and effective action to correct any such deficiencies or shortages. The expenses incurred by Seller in the investigation of the causes of any performance deficiencies shall be borne by Buyer if the deficiencies do not result from causes attributable to Seller.

13.  WARRANTY

     13.1 In those instances when Seller does not perform installation Services, Seller warrants to Buyer, or its Affiliate as appropriate, that Equipment supplied hereunder, excluding Software, will, under normal use and service, be free from defective material and faulty workmanship and will perform in accordance with the applicable Specifications for a period of twelve (12) months from the date of shipment or, if the date of shipment is not marked on the Equipment, fifteen (15) months from the date of manufacture. In the event Seller performs installation Services, the Equipment warranty shall be twelve
          (12) months from the date of acceptance as set forth in Section 12. This warranty does not apply to items normally consumed in operation, such as, but not limited to, lamps and fuses. Seller further warrants that any engineering and installation Services performed by Seller will be free from defects in workmanship for the duration of the Equipment warranty period. Seller's sole obligation and Buyer's exclusive remedy under this warranty are limited to the replacement or repair, at Seller's option and expense, of the defective Equipment, or correction of the defective engineering and installation Services. Such obligation and remedy are conditional upon the Equipment not having been altered or repaired by any party other than Seller without Seller's prior written consent, and the defect not being the result of Buyer's mishandling, abuse, misuse or improper storage, installation, operation, or maintenance, or other causes not imputable to Seller and upon the Equipment not having been damaged by fire, explosion, power failure, lightning, or any other act of nature or public enemy. The repair or replacement of the defective Equipment and the correction of defective

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          engineering and installation Services shall be warranted for a period of ninety (90) days or the remainder of the original Equipment warranty period whichever is longer.

     13.2 Seller warrants to Buyer, or its Affiliate as appropriate, that any Software licensed by Seller under this Agreement shall function during the warranty period of the Equipment with which such Software is furnished without material service-affecting deficiencies which result from a defect in the Software. Buyer's sole remedy and Seller's sole obligation under this warranty are for Seller to correct such defect in the Software. Such obligation and remedy are conditioned upon: (a) the defect being properly attributable to Seller or Seller's suppliers; (b) such Software not having been installed outside the United States; and (c) written notice of the defect having been given to Seller within the applicable warranty period. The correction of any such failure shall not extend the applicable warranty period.

     13.2 Upon expiration of the applicable warranty period for Equipment furnished hereunder, repair and replacement service for such Equipment shall be available to Buyer from Seller in accordance with Seller's procedures and charges then in effect conditioned upon the Equipment not having been altered or repaired by any party other than Seller without Seller's prior written consent, and upon the Equipment not having been damaged by fire, explosion, power failure, or any act of nature or public enemy. Such repair and replacement service shall be available for a minimum period of ten (10) years from the commencement date of this Agreement. Seller shall provide Buyer with a twelve (12) month prior written notice of any discontinuance so as to enable Buyer to place an order for its requirements or to enter into any other mutually satisfactory agreement with Seller prior to such discontinuance. This provision shall survive the expiration of this Agreement.

     13.4 Repairs or replacements provided after the expiration of the warranty period are warranted by Seller, as provided in Section 13.1 hereof, for a period of ninety (90) days from the date of shipment of such repair or replacement.

     13.5 The warranty applicable to equipment manufactured by others and resold by Seller shall be the manufacturer's warranty for such equipment only. No warranty of such equipment is offered or made by Seller except to the extent that when the equipment manufactured by others is a incorporated as a component of Equipment manufactured by Seller, i.e. transistors, capacitors and resistors the in such cases the
          ----
          Equipment warranty shall apply.

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                                                           CONTRACT NO. IFN9301C

     13.6 Neither Seller nor Seller's suppliers, as appropriate, shall have any responsibility for warranties offered by Buyer to any of its customers with respect to the performance of any Equipment or Software over and above those warranties set forth herein. Buyer shall indemnify Seller and/or Seller's suppliers, as appropriate, with respect thereto.

     13.7 All equipment to be repaired or replaced both within and out of warranty shall be packed by Buyer in accordance with Seller's instructions as set forth in Exhibit D and shipped, at Buyer's expense and risk of loss, to a location designated by Seller prior to such shipment. Repaired or replaced Equipment shall be returned to Buyer at Seller's expense and risk of loss.

     13.8 Seller warrants that Equipment delivered to Buyer is free and clear of all liens and encumbrances.

     13.9 THE FOREGOING WARRANTIES AND REMEDIES CONSTITUTE THE ONLY WARRANTIES WITH RESPECT TO EQUIPMENT AND INSTALLATION THEREOF AND SOFTWARE AND BUYER'S EXCLUSIVE REMEDIES IN THE EVENT SUCH WARRANTIES ARE BREACHED. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY WITH RESPECT TO ANY OTHER SERVICES PROVIDED BY SELLER HEREUNDER OR OTHERWISE, AND ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SELLER SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE FOR ANY REASON.

14.  FORCE MAJEURE

     If the performance of any obligation under this Agreement, Order or an Release Order is interfered with by reason of any circumstances beyond the reasonable control of the party affected, including, without limitation, fire, explosion, power failure, acts of God, war, revolution, civil commotion, delays of the other party in the performance of any of its obligations hereunder, delays of subcontractors, or suppliers, unavailability of sources of energy, acts of the public enemy, or any law, order, regulation, ordinance or requirement of any government or legal body, and labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts; then the party affected shall be excused from such performance for a period equal to the delay resulting from any such causes and such additional period as may be reasonably necessary to allow the party to resume its obligations, (and the other party shall likewise be excused from performance of its obligations to the extent such party's obligations relate to the performance to interfered

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                                                         CONTRACT NO. IFN9301C

     with). The party so affected shall make reasonable efforts to remove such causes of nonperformance; provided, however, in the context of labor difficulties, that a party shall not be obligated to accede to any demands being made by employees or other personnel.

15.  PATENT INFRINGEMENT

     15.1 Seller shall defend Buyer with respect to any suit, claim, or proceeding brought against Buyer alleging that Buyer's use of Equipment or Software furnished hereunder constitutes an infringement of any attorney's fees, settlement payments and damages awarded as a result of such claims, provided, however, that Buyer shall promptly advise Seller of any suit, claim, or proceeding and shall cooperate with Seller in the defense or settlement of such suit, claim or proceeding, but Seller shall have sole control thereof.

     15.2 In the event that an injunction is obtained against Buyer's use of such Equipment or Software arising from such patent suit, claim or proceeding, in whole or in part, Seller shall use its best efforts to either: (a) procure for Buyer the right to continue using the portion of Equipment and/or Software enjoined from use; of (b) replace or modify the same so that Buyer's use is not subject to any such injunction. In the event that Seller cannot perform under (a) or (b), Buyer shall have the right to return such Equipment and/or Software to Seller upon written notice to Seller and in the event of such return, neither party shall have any further liabilities or obligations under this Agreement Order or applicable Release Order except that Seller shall refund the depreciated value of such Equipment and/or Software as carried on Buyer's books at the time of such return.

     15.3 This indemnity shall not apply to claims arising in respect of the use of Equipment of Software supplied by Seller in accordance with any design or special instructions furnished by Buyer, or which is used by Buyer in a manner or for a purpose not contemplated by this Agreement and Buyer shall indemnify Seller in such excepted cases as set forth in Section 15.1.

     15.4 The foregoing provisions of this Section 15 set forth the sole and exclusive rights and obligations of Buyer and Seller with respect to any infringement or claim of infringement as to the Equipment or Software.

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                                                           CONTRACT NO. IFN9301C

16.  CONFIDENTIAL INFORMATION

     All technical information, specifications, drawings, documentation and "know-how" of every kind and description whatsoever disclosed by either party to the other under this Agreement ("Information"), except insofar as it may be in the public domain or be established to have been independently developed and so documented by the other party or obtained by the other party from any person not in breach of any confidentiality obligations to the disclosing party, is the exclusive property of this disclosing party, and the other party, except as specifically authorized in writing by the disclosing party, or as permitted hereunder, shall treat and protect the Information as confidential, shall not reproduce the Information except to the extent reasonably required for the performance of this Agreement, shall not divulge the Information in whole or in part to any third parties, and shall use the Information only for purposes necessary for the performance of this Agreement or as may be required for the use of Equipment. This obligation shall survive the termination of this Agreement. Each party shall disclose the Information only to those of its employees and agents who shall have a "need-to-know" the Information for the purposes described herein after first making such employees or agents aware of the confidentiality obligations set forth above.

17.  LIABILITY

     Each party hereto shall indemnify and save the other harmless from any liabilities, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made by anyone for personal injuries, including theft, death, or damage to tangible property, resulting from the negligence and/or willful misconduct of that party, its employees or agents in the performance of this Agreement. Each party shall defend the other at the other's request against any such liability, claim or demand. Each party shall notify the other promptly of written claims or demands against such party of which the other party is responsible hereunder.

18.  TECHNICAL SUPPORT

     Seller will support Equipment supplied hereunder as describe in Exhibit D attached hereto.

19.  DEFAULT

     19.1 In the event of any material breach of this Agreement, Order or any Release Order by either party which shall continue for thirty (30) or more days after written notice of such breach including a reasonably detailed statement of the nature of such breach shall have been given to the breaching party by the aggrieved party, the aggrieved party shall

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             be entitled, subject to any limitations contained in this
             Agreement, to avail itself of any and all remedies available at law or equity. Notwithstanding the foregoing, in the event Buyer remains in breach of Section 8.1 for a period of five (5) or more business days following receipt of Seller's written notice, Seller may suspend performance of all of its obligations under this Agreement, Order or applicable Release Order for so long as the breach continues uncorrected.

     19.2 Seller may suspend its performance by written notice to Buyer and forthwith remove and take possession of any portion of Equipment and Software which has been delivered but not yet paid for if Buyer, prior to payment to Seller of the total purchase price and all additional monies due, shall become insolvent or bankrupt, make a general assignment for the benefit of, or enter into any arrangement with, creditors, file a voluntary petition under any bankruptcy, insolvency, or similar law, or have proceeding under any such laws or proceedings seeking appointment of a receiver, trustee or liquidator instituted against it which are not terminated within thirty (30) days of such commencement.

     19.3 Any action for breach of this Agreement or to enforce any right hereunder shall be commenced within two (2) years after the cause of action accrues or it shall be deemed waived and barred.

     19.4 IN NO EVENT SHALL SELLER BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER FOR ANY BREACH OF THIS AGREEMENT OR OTHERWISE. THIS LIMITATION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

20.  PUBLICITY

     Prior to the publication or use by a party hereto of any advertising, sales promotions, press releases or other publicity matters relating to the Equipment or this Agreement in which the names or logo of the other party is mentioned or can be reasonably inferred, the party shall obtain the consent of the other party. Such consent shall not be unreasonably withheld.

21.  SEVERABILITY

     If any of the provisions of this Agreement shall be adjudged invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render this Agreement unenforceable, but rather this Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly, provided that, in the event either Buyer

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                                                           CONTRACT NO. IFN9301C

     or Seller would not have entered into this Agreement without such provision, that party shall have the right to terminate this Agreement.

22.  NOTICES

     Notices and other communications shall be transmitted in writing by certified U.S. Mail, postage prepaid, return receipt requested, or by cable, telegram, or guaranteed overnight delivery addressed to the parties as follows:

     To Buyer:      Interstate FiberNet, Inc.
                    910 First Avenue
                    West Point, Georgia 31833
                    Attention: General Manager
               --

     To Seller:     Northern Telecom Inc.
                    5550 Triangle Parkway
                    Norcross, Georgia 30092
                    Attention: Vice President, Carrier Networks

     Any notice or communication sent under this Agreement shall be deemed given upon receipt, as evidenced by the U.S. Postal Service return receipt form, but in no event later than ten (10) days after it is deposited in the U.S. Mail or, on the following business day if sent by guaranteed overnight delivery.

23.  GOVERNING LAW

     The construction, interpretation and performance of the Agreement shall be governed by the laws of the State of Georgia, except for its rules with respect to the conflict of laws.

24.  ASSIGNMENT

     Neither party may assign or transfer this Agreement or any rights hereunder without the prior written consent of the other party, except that Seller may assign or subcontract any of its obligations hereunder to any of its affiliate companies.

25.  WAIVER

     Except as specifically provided for in a waiver signed by duly authorized representatives of Buyer and Seller, failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance with respect thereto or to claim a breach with respect thereto.

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                                                           CONTRACT NO. IFN9301C

26.  SECTION HEADINGS

     Section headings are inserted herein for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

27.  ENTIRE AGREEMENT

     This Agreement, including Exhibits A, B, C, D, and E attached hereto, comprises all the terms, conditions and agreements of the parties hereto with respect to the subject matter herein, and save as expressly provided herein, may not be altered or amended except in writing signed by authorized representatives of each party hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year last written below.


INTERSTATE FIBERNET, INC.                NORTHERN TELECOM INC


/s/ Steven D. Moses                      /s/ Gary L. Wingo
------------------------------           ---------------------------------------
Signature                                Signature

Steven D. Moses                          Gary L. Wingo
------------------------------           ---------------------------------------
Name (Please Print or Type)              Name (Please Print or Type)

General Manager                          VP Carrier Networks
------------------------------           ---------------------------------------
Title                                    Title

    3-26-1993                                      3/26/93
------------------------------           ---------------------------------------